Exhibit 10.7



                         SETTLEMENT AND ESCROW AGREEMENT

         THIS SETTLEMENT AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of the 7th day of June, 2001, by and between American Mortgage Acceptance Company ("AMAC"), its successors, designees and assigns, located at 625 Madison Avenue, New York, NY 10022, Related Mortgage Corporation (the "Lender"), its successors, designees and assigns located at 625 Madison Avenue, New York, NY 10022, Columbiana Lakes Limited Partnership ("Mortgagor") located c/o Wise Construction Company, Inc., at 2126 Jody Road, Florence, South Carolina 29501, Anderson G. Wise, individually, located c/o Wise Construction Company, Inc., at 2126 Jody Road, Florence, South Carolina 29501,( the "Guarantor") and Intermark Management Corporation ("Management Agent") located at 807 Gervais Street, Columbia, South Carolina 29201.

                              W I T N E S S E T H:


A. WHEREAS, American Capital Resource, Inc., made a loan to Mortgagor in the amount of $9,106,100.00 (the "First Lien") which First Lien was evidenced by a note from Mortgagor and which note was secured by a mortgage on Columbiana Lakes Apartments in Columbia, South Carolina, related to the real property described in Exhibit A attached hereto (the "Property");

B. WHEREAS, documentation evidencing the First Lien is referred to as "Mortgage Loan Documents;"

C. WHEREAS, American Capital Resource, Inc. assigned its interest in the First Lien to Lender;

D. WHEREAS, Mortgagor executed a Subordinated Promissory Note (the "Note"), dated April 26, 1994, for the benefit of American Mortgage Investors Trust ("AMIT");

E. WHEREAS, Mortgagor executed a second mortgage (the "Second Mortgage"), dated April 26, 1994, for the benefit of AMIT securing obligations under the Note;

F. WHEREAS, AMAC is the successor by assignment of the interests of AMIT and is the Holder of the Note and of the Second Mortgage;

G. WHEREAS, Guarantor executed a Limited Operating Guaranty (the "Limited Operating Guaranty" or "Guaranty"), dated April 26, 1994, for the benefit of AMIT;

H. WHEREAS, AMAC is the successor by assignment of the interests of AMIT and is the Participant (as such term is defined in the Guaranty) under the Guaranty to whom the benefits of the Guaranty run;


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I.       WHEREAS, pursuant to Section 2 of the Note, Mortgagor is obligated to make certain Payments of Additional Interest to AMAC;

J. WHEREAS, pursuant to Article II, Section 2.01 of the Guaranty, Guarantor has guaranteed payment of Additional Interest to the extent not paid by the Mortgagor to AMAC under the Note;

K. WHEREAS, Mortgagor has failed to make such payments of Additional Interest as required under the Note, which constitutes a Event of Default under the Note, and Guarantor has failed to pay the Additional Interest to the extent not paid by the Mortgagor, as required under the Guaranty;

L. WHEREAS, pursuant to Article II, Section 2.04 of the Guaranty, Guarantor has also guaranteed payment of interest at the Default Rate (as such term is defined in the Guaranty) to the extent not paid by the Mortgagor, and have guaranteed payment of the Replenishment Amount (as such terms is defined in the Guaranty) to secure their obligations to pay Additional Interest;

M. WHEREAS, the Note, the Second Mortgage, the Limited Operating Guaranty and other instruments documenting and securing the obligations to pay Additional Interest are collectively referred to as the "Additional Interest Documents;"

N. WHEREAS, Guarantor, in his individual capacity, entered into a certain Equity Loan Note and Equity Loan Agreement for the benefit of AMAC, both dated April 26, 1994;

O. WHEREAS, the Equity Loan Agreement and the Equity Loan Note and other loan instruments ("Equity Loan Documents") document the terms of an Equity Loan in the amount of $563,000.00 made by AMAC to Guarantor;

P. WHEREAS, Mortgagor and Management Agent entered into a management agreement ("Management Agreement") with respect to the Property dated October 30, 2000;

Q. WHEREAS, on January 23, 2001, AMAC transmitted to Mortgagor an "Acceleration Notice, Notice of Default" which provided notice to Mortgagor of the Event of Default under the Note;

R. WHEREAS, on February 22, 2001, AMAC transmitted to the Guarantor a "Notice of Default: Limited Operating Guaranty" and a "Notice of
         Default: Equity Loan" providing notices of defaults in obligations under the Guaranty and under the Equity Loan Documents;


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S.       WHEREAS, the failures of Mortgagor to perform under the Note and the failures of the Guarantor to perform under the Guaranty and under the Equity Loan Documents are referred to collectively as the "Defaults;" and,

T. WHEREAS, the parties would like to hereby settle and dispose of, fully and completely, any and all pending and potential claims, demands, and causes of action between them arising out of, connected with or incidental to the Defaults, without the expenditure of further time or the expense of litigation.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1. Payment. In consideration of Mortgagor's payment to AMAC of $9,600,000.00, plus extension fees, if applicable, ("Settlement Amount") pursuant to this Agreement, Mortgagor and Guarantor shall be released from all liability to AMAC and Lender, as provided in this Agreement, and all of said parties' obligations to AMAC shall be considered paid in full and satisfied. Payment to AMAC shall be made as follows:

         a. The sum of $175,000.00 shall be paid to AMAC to be applied to amounts owed AMAC pursuant to the Note and Guaranty as follows:

                  i. AMAC has applied the sum of $146,555.04 from an escrow fund held by Lender pursuant to an authorization letter provided Lender by Mortgagor on May 25, 2001; and

                  ii. Guarantor shall pay to AMAC the sum of $28,444.96 by close of business June 8, 2001 ("Second Payment Date").

         b. The balance of $9,425,000.00 shall be paid to AMAC in cash at closing ("Closing"), which shall occur on or before August 30, 2001 (the "Closing Date"). Mortgagor may extend the Closing Date for one thirty (30) day period by payment of an extension fee in the amount of $45,000.00 in cash, to be received by August 31, 2001.

2. Deed in Escrow. Upon execution of this Agreement, Mortgagor shall deliver to AMAC or its designee a General Warranty Deed, in the Form of Exhibit B attached hereto, conveying title to the Property (the "Deed"). The Deed will be held in escrow by AMAC. Upon payment in full of the Settlement Amount, pursuant to Section 1 of this Agreement, AMAC will return the Deed to Mortgagor. If Mortgagor does not make payments owed on the Second Payment Date or on the Closing Date ("Settlement Agreement Default"), AMAC or its designee shall, in addition to its exercise of any other rights under this Agreement, record the Deed and take title to the Property.


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3.       Settlement Agreement Default: Conveyance to Lender. Upon a Settlement
         Agreement Default, Mortgagor covenants and agrees as follows:

         a. Agreement to Convey. Mortgagor agrees to convey good, marketable and insurable indefeasible fee simple title to the Property to AMAC or to a person designated by AMAC subject only to the Permitted Encumbrances. "Permitted Encumbrances," for purposes of this Agreement, are easements and restrictions listed in the schedules of exceptions to the Mortgagee Title Insurance Policies issued to American Capital Resource, Inc. and to American Mortgage Investors Trust by First American Title Insurance Company, bearing Effective Dates of April 28, 1994 and reflecting Policy Numbers 31-00017 and 31-12280, respectively.

         b. Assignment of Personalty. In addition to conveyance of the Property, Mortgagor agrees to convey and assign to AMAC by Bill of Sale and Assignment in the form attached as Exhibit C (the "Bill of Sale") the following:

                  (1) All personal property (the "Personal Property") located on the Property and not owned by tenants of the Property and all of Mortgagor's rights, title, and interest in and to all warranties and guaranties relating to any portion of the Property or the Personal Property;

                  (2) All policies of insurance owned by Mortgagor pertaining to the Property, the Personal Property, or any part thereof, and all proceeds payable under those policies;

                  (3) All security deposits, rents and other income of any nature whatsoever derived from or relating to the Property or Personal Property and held by or for the benefit of Mortgagor, and all unpaid balances or amounts owing with respect to all invoices, obligations, costs, bills, claims, and other expenses incurred or to be incurred in connection with the acquisition, ownership, construction, leasing, maintenance, management and operation of the Property from the date of Mortgagor's acquisition of the Property to the date of this Agreement, and any claim or potential claim of Mortgagor against any party relating thereto;

                  (4) All escrow accounts of any nature whatsoever for ad valorem taxes, casualty or other insurance premiums, hold backs and/or other expenses held by or for the benefit of the Mortgagor and any lien holders, other than Lender, with respect to the Property; and

                  (5) All rights of the Mortgagor in and to any trade names, trademarks, service marks and the like, together with any and all other intangible rights of Mortgagor associated with the Property.


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

c. Conveyance Documents. The Deed, Bill of Sale, and all other documents to be executed and delivered by Mortgagor are collectively called the "Conveyance Documents".

d. Absolute Conveyance. Mortgagor acknowledges and agrees that the conveyance of the Property and the Personal Property to AMAC in accordance with the terms and conditions of this Agreement, is an absolute conveyance of all of the right, title and interest of Mortgagor in and to the Property and the Personal Property is not intended as a mortgage, trust conveyance, or other security agreement of any nature whatsoever, specifically, but without implied limitation, any right of redemption or claims in and to the Property, the Personal Property or the rents, issues or profits and other proceeds that may be derived therefrom.

e.       Merger Not Intended. Mortgagor further acknowledges and agrees that:

         (1) The Conveyance Documents are being executed and delivered and the conveyances effected thereby are accepted in lieu of a foreclosure upon the Property and the exercise of additional rights under the Mortgage Loan Documents, the Additional Interest Documents and the Equity Loan Documents. The Conveyance Documents shall be interpreted and construed the same as a foreclosure and the exercise of such rights, and as an absolute conveyance to Lender of the Property, including specifically but without limitation, any equity or rights of redemption of Mortgagor therein or thereto.

         (2) Until payment of the Settlement Amount as provided herein, Lender's and AMAC's liens on the Property, including, without implied limitation, the First Lien and the Second Mortgage lien are NOT RELEASED or RELINQUISHED or SATISFIED in any manner or respect whatsoever. All liens on the Property benefitting Lender and AMAC shall remain valid and continuous and in full force and effect. Upon payment of the Settlement Amount, all such liens on the Property shall be released by written instrument (the "Release") executed by Lender or AMAC, or their successors and assigns, and recorded in the Register of Deeds Offices of Richland and Lexington Counties, South Carolina.

         (3) Neither Lender, nor AMAC nor Mortgagor intend that there shall be, and there shall not in any event be, a merger of any liens benefitting Lender or AMAC against the Property with the title or other interest of AMAC or its designee in the Property by virtue of the conveyance to be evidenced by the Conveyance Documents and the parties expressly provide that the liens against the Property benefitting Lender or AMAC on the one hand and title to the Property on the other, shall be and remain at all times SEPARATE and DISTINCT.

         (4) For purposes of priority as between (i) intervening or inferior liens and encumbrances, if any, on or against the Property, and (ii) the liens against the Property benefitting Lender or AMAC, any and all rights of Lender or AMAC to exercise their remedies of foreclosure or by judicial foreclosure and all other remedies are expressly preserved hereby and for purposes of limitations and any other applicable time bar defense, are expressly extended as evidenced by this Agreement.

         (5) The priority of the liens against the Property benefitting Lender or AMAC is intended to be and shall remain in full force and effect and nothing herein or in any instrument executed in connection herewith shall be construed to subordinate the priority of those liens to any other liens or encumbrances whatsoever.

         (6) If the conveyance of the Property from Mortgagor to AMAC or its designee is voided, avoided or set aside for any reason whatsoever on account of any action taken or caused to be taken by Mortgagor or anyone claiming by, through, or under Mortgagor, (i) the indebtedness and liens evidenced by the Mortgage Loan Documents, the Additional Interest Documents and the Equity Loan Documents will be automatically revived and reinstated as if the same shall not have been previously released, in whole or in part, by Lender or AMAC; (ii) Lender and AMAC shall have the right to foreclose the liens and take such other action as is permitted under the Mortgage Loan Documents, the Additional Interest Documents and the Equity Loan Documents and applicable law; and (iii) all costs incurred by Lender and AMAC in connection with this Agreement and any other cost of enforcement of the rights and remedies of Lender and AMAC may, at Lender's and AMAC's sole discretion, be deemed a part of the indebtedness evidenced and secured by the Mortgage Loan Documents, the Additional Interest Documents and the Equity Loan Documents and shall be due and payable by Mortgagor and Guarantor upon demand of Lender and AMAC.

4. Release of Lender and AMAC. Subject to the terms of this Agreement, Mortgagor and Guarantor hereby agree to release Lender and AMAC and their successors, assigns, employees, and agents from any suit, cause of action, proceeding, remedy, relief or other claim arising out of, based upon, or associated with, the transactions undertaken pursuant to this Agreement, or in connection with the Property or any other matters arising out of the relationship of mortgagor, guarantor and lender.

5. Assignment of Rents. As part of the consideration for this Agreement, upon a Settlement Agreement Default, Mortgagor absolutely and unconditionally assigns and transfers to AMAC all rental income generated by the Property ("Rents"). It is the intention of the parties to establish an absolute and irrevocable transfer and assignment to AMAC of all Rents and to authorize and empower AMAC to collect and receive all Rents without the necessity of further action on the part of Mortgagor. Promptly upon request by AMAC, Mortgagor agrees to execute and deliver such further assignments as AMAC may from time to time require. Mortgagor and AMAC intend this assignment of Rents to be immediately effective.

         Mortgagor authorizes AMAC to collect, sue for and compromise Rents then due and payable, including Rents then due and unpaid, and directs each tenant of the Property to pay all Rents to, or as directed by, AMAC. Mortgagor shall pay to AMAC upon demand all Rents to which AMAC is entitled. At any time on or after the date of AMAC's demand for Rents, AMAC may give, and Mortgagor hereby irrevocably authorizes AMAC to give, notice to all tenants of the Property instructing them to pay all Rents to AMAC, no tenant shall be obligated to inquire further, and no tenant shall be obligated to pay to Mortgagor any amounts which are actually paid to AMAC in response to such a notice. Any such notice by AMAC shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Mortgagor shall not interfere with and shall cooperate with AMAC's collection of such Rents.

         Mortgagor represents and warrants to AMAC that Mortgagor has not executed any prior assignment of Rents (other than an assignment of Rents made in connection with the Mortgage Loan Documents, the Additional Interest Documents or the Equity Loan Documents), that Mortgagor has not performed, and Mortgagor covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent AMAC from exercising its rights under this Section 4.

6. AMAC to Take Control of Property and Personal Property. Upon a Settlement Agreement Default, AMAC may enter upon and take and maintain full control of the Property and Personal Property in order to perform all acts that AMAC in its discretion determines to be necessary or desirable for the operation and maintenance of the Property, including the execution, cancellation or modification of Leases (as below defined), the collection of all Rents, the making of repairs to the Property and Personal Property and the execution or termination of contracts providing for the management, operation or maintenance of the Property and Personal Property, for the purposes of enforcing the assignment of Rents as above, for the purposes of protecting the Property and Personal Property or for such other purposes as AMAC in its discretion may deem necessary or desirable. Alternatively, without regard to Mortgagor's solvency and without the necessity of giving prior notice (oral or written) to Mortgagor, AMAC may apply to any court having jurisdiction for the appointment of a receiver for the Property and Personal Property to take any or all of the actions set forth in the preceding sentence. If AMAC elects to seek the appointment of a receiver for the Property and Personal Property, Mortgagor, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.

         Immediately upon appointment of a receiver or immediately upon AMAC's entering upon and taking possession and control of the Property and Personal Property, Mortgagor shall surrender possession of the Property and Personal Property to AMAC or the receiver, as the case may be, and shall deliver to AMAC or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Property and all security deposits and prepaid Rents. In the event AMAC takes possession and control of the Property and Personal Property, AMAC may exclude and remove Mortgagor and the Management Agent and their representatives from the Property.


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

         The Mortgagor represents and warrants to Lender and AMAC that the Property and Personal Property shall be complete, in place and in good operating condition and that all expenses paid from and draws against the Property's operating accounts were for the exclusive benefit of the Property.

         AMAC shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Property and Personal Property, by reason of any act or omission of AMAC under this Section 5, and Mortgagor hereby releases and discharges AMAC from any such liability to the fullest extent permitted by law.

7. Assignment of Leases. As part of the consideration for this Agreement, upon a Settlement Agreement Default, Mortgagor absolutely and unconditionally assigns and transfers to AMAC all of Mortgagor's right, title and interest in, to and under the each lease relating to the residential units in the Property ("Lease"), including Mortgagor's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. Mortgagor and AMAC intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment.

         Upon delivery of notice by AMAC to Mortgagor of AMAC's exercise of AMAC's rights under this Section 6 and without the necessity of AMAC entering upon and taking and maintaining control of the Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of South Carolina, AMAC immediately shall have all rights, powers and authority granted to Mortgagor under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

8. Cancellation of Management Agreement. Upon a Settlement Agreement Default, the Management Agreement shall be immediately terminated, null and void and of no force and effect.

9. Mechanics' Liens. No action has been taken, suffered or permitted by or on behalf of Mortgagor, the effect of which would be to establish or cause the inception or priority of any mechanics' or materialmen's lien, statutory, constitutional or otherwise, or other lien, charge or encumbrance upon the Property or any part thereof or interest therein, other than the liens evidenced by the Mortgage Loan Documents and the Additional Interest Documents in favor of Lender and AMAC and any other matters set forth in the Permitted Encumbrances. Except as expressly disclosed in writing in this Agreement, Mortgagor has not entered into any contracts or agreements relating to the use or ownership of the Property or by which any person or entity has agreed to provide labor, services or materials in regard to the Property or the business of Mortgagor. The Mortgagor hereby represents, warrants and affirms that payment in full has been made to all parties which provided materials and/or services to the Property.


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10.      Additional Indebtedness. Mortgagor warrants that no debt in addition to the existing indebtedness owed Lender and AMAC has been incurred in connection with the Property or otherwise except as specifically disclosed in writing to AMAC.

11. Guaranty. Upon execution of this Agreement, Guarantor shall deliver to AMAC and Lender an executed copy of the Personal Guaranty attached hereto as Exhibit D to guaranty the obligations and representations of Mortgagor and Guarantor under this Agreement, to ensure compliance with the terms of this Agreement, to indemnify AMAC and Lender against loss arising out of the failure to so comply and to guaranty the payment of all costs and expenses incurred by AMAC and Lender in enforcing and pursuing its remedies under this Agreement, the Mortgage Loan Documents, the Additional Interest Documents and the Equity Loan Documents, including, but not limited to, attorneys' fees.

12. Acknowledgment and Priority of Prior Pledges. Mortgagor and Guarantor confirm and acknowledge the continued priority, validity and enforceability by AMAC of pledges, assignments and grants to AMAC of Excess Cash and Capital Proceeds generated by the Property and individual Partnership Interests in the Mortgagor provided as collateral for said parties' obligations under the Additional Interest Documents and the Equity Loan Documents.

         Mortgagor and Guarantor further confirm, represent and warrant that there have been no pledges of Excess Cash and Capital Proceeds and Partnership Interests other than to AMAC as aforesaid.

13. Mutual Release. Upon receipt of the Settlement Amount, as set forth above in Section 1 b, and subject to Section 13 below, each party will irrevocably, absolutely and unconditionally release, remit, forever discharge and covenant not to sue the other party, including the other party's respective parent, subsidiaries and affiliated corporations, and its and their directors, officers, employees, shareholders and agents (collectively the "Releasees"), with respect to any and all claims, actions, causes of action, suits, debts, liens, contracts, agreements, obligations, promises, liabilities, accounts, rights, demands, damages, controversies, losses, costs and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which each party has, owns, holds, claims to have, claims to own or claims to hold against the other party's Releasees in connection with or arising out of the Mortgage Documents, the Additional Interest Documents and the Equity Loan Documents (the "Released Matters").

14. Unknown and Unanticipated Claims/ Survival of Representations and Warranties. The parties acknowledge that by reason of the releases, discharges and covenants contained herein, the parties expressly assume the risk of unknown and unanticipated claims concerning the Released Matters, and each party agrees that such releases, discharges and covenants apply to such unknown and unanticipated claims. The foregoing notwithstanding, specific representations and warranties of Mortgagor and Guarantor under this Agreement, and remedies of Lender and AMAC against Mortgagor and Guarantor under this Agreement, shall survive the payment of the payment of the Settlement Amount by the Closing Date.

15. No Admissions. This Agreement is a compromise of asserted claims. As such, it does not constitute and shall not be deemed an admission of wrongdoing or liability by any party hereto.

16. Representations and Warranties. Each party hereto represents and warrants that:

         a. It has not assigned or transferred any claims covered by this Agreement; and

         b. It has not filed and will not file any complaints, charges or lawsuits against the other party with any governmental agency or any court, except with respect to (a) new claims arising after the execution of this Agreement that are legitimate and completely unrelated to the Released Matters; and/or (b) any action to enforce the terms of this Agreement and Release.

17. Each Party to Bear Own Costs. Each party to this Agreement shall bear its own costs and attorneys' fees in connection with the negotiation and execution of this Agreement.

18. Advice of Counsel. In executing this Agreement, each party has had the independent advice and counsel of its attorneys and each has executed this Agreement without fraud, duress or undue influence.

19. Heirs, Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon all the heirs, successors and assigns of each of the parties hereto.

20. Choice of Law and Jurisdiction. This Agreement is made and entered into in the state of South Carolina and shall in all respects be interpreted, enforced and governed under its substantive laws.

21. No Implied Waiver. No failure on the part of any party to exercise, no delay in exercising, and no course of dealing with respect to any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.


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22.      Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be delivered to the intended recipient at the address specified below or at such other address as shall be designated by a party in a written notice to the other party. All notices and other communications hereunder shall be deemed to have been duly given, in the case of hand delivery or facsimile, when received, or in the case of certified or registered mail, postage prepaid, three business days after the date deposited in the mail, addressed as aforesaid.

                  If to AMAC:

                  American Mortgage Acceptance Company
                  625 Madison Avenue
                  New York, New York  10022
                  Attention: Mr. Bruce H. Brown

                  Copy to:

                  Pepper Hamilton, LLP
                  600 14th Street, NW
                  Washington, D.C. 20005
                  Attention:  Robert B. Joselow, Esq.


                  If to Lender:

                  Related Mortgage Corporation
                  625 Madison Avenue
                  New York, New York  10022
                  Attention: Mr. Bruce H. Brown


                  Copy to:

                  Pepper Hamilton, LLP
                  600 14th Street, NW
                  Washington, D.C. 20005
                  Attention:  Robert B. Joselow, Esq.


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

                  If to Mortgagor:

                  Columbiana Lakes Limited Partnership
                  c/o Wise Construction Company, Inc.
                  2126 Jody Road
                  Florence, South Carolina  29501
                  Attention:  Mr. Anderson G. Wise

                  Copy to:

                  Robertson & Hollingsworth
                  First Union Center
                  177 Meeting Street, Suite 300
                  Charleston, South Carolina 29401
                  Attention:  Claron A. Robertson, III  Esq.

                  If to Guarantor:


                  Mr. Anderson G. Wise
                   c/o Wise Construction Company, Inc.
                  2126 Jody Road
                  Florence, South Carolina  29501

                  Copy to:

                  Robertson & Hollingsworth
                  First Union Center
                  177 Meeting Street, Suite 300
                  Charleston, South Carolina 29401
                  Attention:  Claron A. Robertson III,  Esq.

                  If to Management Agent

                  Intermark Management Corporation
                  Suite 301
                  807 Gervais Street
                  Columbia, South Carolina  29201

                  Copy to:

                  Turner, Padgett, Graham & Laney, P.A.


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

                  1901 Main Street, Seventeenth Floor
                  Columbia, South Carolina 29202
                  Attention:  William O. Higgins,  Esq.



23. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

24. Paragraph Headings. Paragraph headings contained in this Agreement are for convenience only and shall not be considered for any purpose in construing this Agreement.

25. Severability. In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained.

26. Entire Understanding. This Agreement sets forth the entire understanding between the parties, and there are no terms, conditions, representations, warranties or covenants other than those contained herein. Neither party hereto, nor any agent or attorney of such party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the other to execute this Settlement Agreement, and each party hereby acknowledges that it has not executed this instrument in reliance on any such promise, representation or warranty.

27. Amendment Must be in Writing. No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect except in a writing signed by an authorized representative of each party hereto.

28. No Third Party Beneficiaries. This Agreement does not grant any rights or privileges to any person or entity not a party to this Agreement or not specifically referred to herein.

PLEASE READ CAREFULLY. THIS AGREEMENT OF SETTLEMENT, COMPROMISE AND GENERAL RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, this Agreement was executed this ___ day of _______, 2001.


MORTGAGOR:

COLUMBIANA LAKES LIMITED PARTNERSHIP


_____________________________
Name:  Anderson G. Wise
Title: General Partner

GUARANTOR:

ANDERSON G. WISE


_____________________________

AMAC:

AMERICAN MORTGAGE ACCEPTANCE COMPANY


____________________________________
By:      _________________________
Its:     _________________________


LENDER:

RELATED MORTGAGE CORPORATION


____________________________________
By:      ______________________
Its:     ______________________

MANAGEMENT AGENT:


INTERMARK MANAGEMENT CORPORATION


_______________________________________
By:_________________
Its:_________________